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                      AMENDED AND RESTATED PROMISSORY NOTE

$150,000.00                                                    November __, 2000

         FOR VALUE RECEIVED, the undersigned, Mixson Corp., a Florida corporation, with offices at 7635 West 28th Avenue, Hialeah, FL 33016 (the "Maker"; upon the merger of Mixson Corp. with and into Speed Release Lock Company as part of the consummation of the transactions contemplated by the Agreement (as hereinafter defined) "Maker" shall refer to the Merged Entity (as hereinafter defined)), promises to pay to Steve Bedowitz ("Payee") the principal sum of One Hundred Fifty Thousand Dollars ($150,000.00) ("Total Principal Amount"), or such amount less than the Total Principal Amount which is outstanding from time to time if the total amount under this Promissory Note (this "Note") is less than the Total Principal Amount, together with interest on such portion of the Total Principal Amount which has been advanced to Maker from the date advanced until paid at the rate of ten percent (10%) per annum.

         All accrued interest and principal shall be paid in full within three
(3) days after the closing of the anticipated public offering ("Offering") for the merged Speed Release Lock Company and Mixson Corp. entity ("Merged Entity"), provided that the Offering raises a minimum of two Million Five Hundred Thousand Dollars ($2,500,000.00). In the event that the Offering does not raise at least Two Million Five Hundred Thousand Dollars ($2,500,000.00) on or before May 31, 2001, on June 1, 2001 this Note shall be converted into 4.5% of the common stock of the Merged Entity, assuming that (i) the merger of Mixson Corp. and Speed Release Lock Company has occurred and (ii) the Total Principal Amount is outstanding. In the event the principal outstanding under this Note at conversion shall be less than the Total Principal Amount, then this Note shall be converted into a proportionate number of shares of common stock of the Merged Entity based upon the percentage obtained by dividing the outstanding principal balance at conversion by the Total Principal Amount. (For example, if the principal amount outstanding at conversion is $100,000, then this Note shall be converted into that number of shares as is equal to 3% (2/3 multiplied by 4.5%) of the outstanding common stock of Merged Entity.) If the merger of Mixson Corp. and Speed Release Lock Company as contemplated by the Agreement shall not occur, then Maker shall not be entitled to require Payee to advance up to an additional $100,000 under this Note notwithstanding the provisions of the following paragraph and on June 1, 2001 this Note shall be converted into 1.667% of the common stock of Mixson Corp. and 1.667% of the membership interests in PPCT Products LLC.

         Maker has requested and been advanced $50,000 as of September 26, 2000 under this Note. Within 30 days of the closing of the transactions contemplated by the Agreement (the "Agreement") dated November __, 2000 among Mixson Corporation, PPCT Products LLC, Speed Release Lock Company, Joseph Rotmil, Gerald O'Connell and Holster, LLC, and provided such closing shall occur, Payee shall use his best efforts to arrange for $100,000 to be advanced to Maker. If such $100,000 shall not have been advanced to Maker within 30 days of the closing under the Agreement, then Maker may immediately require an advance of up to an additional $100,000 under this Note, determined as provided in the following sentence, and Payee shall advance such amount under this Note; provided that no event described in Section 5.13 of the Agreement shall occur that relieves Steve Bedowitz of such obligation. The amount of the additional advance shall be the amount equal to $100,000 less any amounts advanced by

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other persons arranged by Steve Bedowitz pursuant to Section 5.11 of the
Agreement. It is understood and agreed that the aggregate principal amount outstanding from time to time hereunder shall not at any time exceed the Total Principal Amount. If the additional advance is required, the unpaid balance of this Note shall increase by the amount of such additional advance. Unless otherwise agreed to in writing, or otherwise required by applicable law, payments under this Note will be applied first to unpaid accrued interest, then to principal, and any remaining amount to any unpaid collection costs, delinquency charges and other charges; however, upon default, Payee reserves the right to apply payments among principal, interest, delinquency charges, collection costs and other charges, at its discretion. All payments of principal of or interest on this Note shall be made in lawful money of the United States of America in immediately available funds, at the address of Payee indicated below, or such other place as the holder of this Note shall designate in writing to Maker. If any payment of principal of or interest on this Note shall become due on a day which is not a Business Day (as hereinafter defined), such payment shall be made on the next succeeding Business Day and any such extension of time shall be included in computing interest in connection with such payment. As used herein, the term "BUSINESS DAY" shall mean any day other than a Saturday, Sunday or any other day on which national banking associations are authorized to be closed.

         Maker agrees that no advances under this Note shall be used for personal, family or household purposes, and that all advances hereunder shall be used solely for business, commercial, investment or other similar purposes.

         Upon the closing of the transactions contemplated by the Agreement, the obligations of the Maker under this Note shall be vested in and shall be the obligations of the surviving corporation in the merger of Maker and Speed Release Lock Company.

         If the payment of the outstanding principal balance, together with any accrued and unpaid interest thereon, is not made or converted when provided for herein, then Maker shall be in default and such total past due amount shall thereafter, until paid or converted, accrue and bear interest at the default interest rate of the highest rate then permitted by applicable law. Further, Payee may pursue any and all other remedies available at law or in equity, including pursuing collection against any guarantor.

         Any provision contained in this Note to the contrary notwithstanding, Payee shall not be entitled to receive or collect, nor shall Maker be obligated to pay, interest on any of the indebtedness evidenced hereby in excess of the maximum rate of interest permitted by applicable law, and if any provision of this Note shall ever be construed or held to permit the collection or to require the payment of any amount of interest in excess of that permitted by applicable law, the provisions of this paragraph shall control and shall override any contrary or inconsistent provision herein. It is the intention of the parties to conform strictly to applicable usury laws, and to the extent the terms of this Note or any other such document are determined to be inconsistent with such usury laws, this Note shall be subject to reduction to the maximum rate of interest allowed under applicable usury laws.

         Payee shall be entitled to collect all costs of enforcement including attorneys' fees if Maker is in default.


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         This Note is expressly made subordinate to the rights, liens, and security interests of any commercial lender(s), as they may exist from time to time, which lender(s) may be granted a lien on Maker's inventory, accounts receivable and/or other assets. Any Payee shall, if necessary, execute any reasonable documentation acknowledging its subordinated position to any such commercial lender that may do business with Maker from time to time. Should any Payee fail to sign any such acknowledgment, Payee hereby appoints any officer of Maker to execute such acknowledgment on Payee's behalf as its attorney in fact. This Note is secured solely by any guarantees received by Payee. None of Maker's assets are pledged as security for repayment of this Note.

         This Note shall be governed and construed under the laws of the State of Florida, and in the event Payee files suit to enforce its rights under this Note, Maker hereby consents to jurisdiction and venue in Florida.

         Maker waives presentment for payment, protest and demand, and notice of protest, demand and dishonor.

         The sums due under this Note shall not be subject to offset, deduction or claims which Maker or any guarantor may have against each other or the Payee or holder hereof, each Maker and guarantor hereby waives any such claim of offset, deduction or any claim in the nature thereof.

         All notices (except as expressly provided herein to the contrary) and payments required or permitted hereunder shall be in writing and shall be either personally served or sent by registered or certified mail, return receipt requested, postage prepaid, as follows:

If to Payee:  Steve Bedowitz                 If to Maker:  Mixson Corp.
              c/o Joel Held                                7635 West 28th Avenue
              Arter & Hadden LLP                           Hialeah, FL  33016
              1717 Main Street, Suite 4100
              Dallas, Texas 75201

         All notices given in accordance with this paragraph shall be effective and deemed received upon receipt by the addressee.

         This Note amends and restates the promissory note dated September 26, 2000 made by Maker in favor of Payee.

                                       MAKER:

                                       Mixson Corp.


                                       By:
                                          -------------------------------------
                                          Joseph A. Rotmil, President



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